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                                                                EXHIBIT 10.53


Princeton Dental Management Corporation
7421 West 100th Place
Bridgeview, IL 60455

Re: LOAN TO COVER OPERATING EXPENSES

Gentlemen:

         As discussed, the undersigned has agreed to make a loan to Princeton Dental Management Corporation ("PDMC") on the following terms:

         1. Principal Amount of Loan. The loan shall be in a principal amount of not less than $175,000.00 and not more than $200,000.00, it being the intention of the parties that the undersigned shall loan PDMC the amount necessary to cover certain PDMC operating expenses through December 31, 1996.

         2. Interest Rate. 1.0% over the Prime Rate, as such rate may be set by NBD/First National Bank of Chicago.

         3. Fees. There shall be a fee of $4,000.00 added to the principal amount of the loan as a fee.

         4. Term. The parties understand that it is essential that PDMC have readily available funds in place in order to pay certain operating expenses prior to the December 31, 1996 deadline, and the parties agree to structure the timing of the loan accordingly. The loan shall be repaid upon receipt from Southland Life Insurance Company ("Southland") of certain reinsurance proceeds.

         5. Security. PDMC shall use its best efforts and cooperate in every regard to consent to and facilitate an assignment of certain reinsurance proceeds from Southland to the undersigned as security for the loan.

         If this reflects your understanding please sign where indicated.

Dickerson Investment Group, Inc.

By:
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  Its:
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AGREED AND ACCEPTED:

Princeton Dental Management Corporation

By:
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    Frank Leonard Laport, CEO